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                                                                    EXHIBIT 23.7

                    [P. W. MATTINGLY & CO. INC. LETTERHEAD]




                                January 31, 2001



Financial Industries Corporation
6500 River Place Blvd.
Building One
Austin, TX 78730

We hereby consent to the inclusion of our opinion to the Special Committee of the Board of Directors of InterContinental Life Corporation dated January 17, 2001 in the Registration Statement on Form S-4 and related joint proxy statement/prospectus of Financial Industries Corporation for the registration of its common stock in connection with the merger of ILCO Acquisition Company with and into InterContinental Life Corporation.

                                             Very truly yours,

                                             P. W. Mattingly & Co. Inc.



                                             By: /s/ PETER W. MATTINGLY
                                                -----------------------
                                                   Managing Director